UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2013

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 12 Crow Lane, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-4513

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreement for Kevin O’Donnell

On May 15, 2013 RenaissanceRe Holdings Ltd. (the “Company”) announced in a press release the appointment of Kevin J. O’Donnell to the position of Chief Executive Officer, effective July 1, 2013. Mr. O’Donnell currently serves as the President and Global Chief Underwriting Officer of the Company and will continue to hold such titles. Further biographical and other information about Mr. O’Donnell is contained in the Company’s proxy statement for its 2013 Annual Meeting of Stockholders, which was filed with the U.S. Securities Exchange Commission on April 5, 2013 (the “Proxy Statement”) and incorporated herein by reference.

The Board of Directors elected Mr. O’Donnell to serve as a Class II director of the Company commencing July 1, 2013, in the position currently occupied by Mr. Currie, until the Company’s 2014 Annual General Meeting of Shareholders. The Company anticipates that Mr. O’Donnell will be nominated for election by the shareholders in 2014 with respect to the balance of Mr. Currie’s term, which is scheduled to expire in 2015.

In connection with his appointment to the position of Chief Executive Officer, the Company and Mr. O’Donnell entered into a further amended and restated employment agreement (the “Restated Employment Agreement”), effective as of July 1, 2013 (the “Commencement Date”). Until the Commencement Date, the terms and conditions of Mr. O’Donnell’s amended and restated employment agreement with the Company, dated July 19, 2006, as amended on December 15, 2008, January 8, 2010 and April 15, 2013 (the “Prior Employment Agreement”) will remain in full force and effect.

The terms of the Restated Employment Agreement are generally consistent with those of the Prior Employment Agreement. The Restated Employment Agreement provides for an initial term of four years, subject to automatic one year renewals thereafter unless terminated by either party in accordance with the terms of the agreement. The Restated Employment Agreement provides for base salary of not less than $975,000, a target annual cash bonus of 165% of base salary, and a target annual equity incentive award of 300% of base salary. The Restated Employment Agreement provides that upon a termination of Mr. O’Donnell’s employment by the Company without Cause (as defined in the Restated Employment Agreement), by Mr. O’Donnell for Good Reason (as defined in the Restated Employment Agreement), or following the delivery by the Company of a notice of its intention not to renew the Restated Employment Agreement, Mr. O’Donnell would be entitled to receive cash severance payments, in addition to those already provided to be paid to Mr. O’Donnell pursuant to the Prior Employment Agreement, equal to (i) 200% of Mr. O’Donnell’s base salary less (A) an amount equal to 125% of Mr. O’Donnell’s base salary in effect on December 31, 2008, and less (B) an amount equal to all annual pre-payments of non-compete consideration (defined as “Prepaid Severance Installments” in the Prior Employment Agreement) received by Mr. O’Donnell pursuant to the terms of the Prior Employment Agreement prior to the Commencement Date, and (ii) 200% of Mr. O’Donnell’s annual cash incentive bonus (calculated for this purpose with reference to the greater of (x) Mr. O’Donnell’s target annual cash bonus or (y) the actual annual cash bonus for the year of termination), with 75% of each of the payments contemplated by (i) and (ii) payable in substantially equal monthly installments over the 12-month period following the date of termination and 25% of each of the payments contemplated by (i) and (ii) payable in a lump-sum at the end of the 12-month period following the date of termination. These payments will be made and subject to the same terms and conditions as severance payments contemplated by the Prior Employment Agreement (including, but not limited to, compliance with non-competition and post-termination obligations). Moreover, under the Restated Employment Agreement, Mr. O’Donnell will no longer be entitled to receive any annual pre-payments of non-compete consideration. Furthermore, should Mr. O’Donnell elect to terminate his agreement without Good Reason (including by reason of delivery by Mr. O’Donnell of a notice of his intention not to renew the Restated Employment Agreement), he shall not be eligible to receive cash severance payments beyond those already provided to be paid to Mr. O’Donnell under the Prior Employment Agreement.

The Restated Employment Agreement also provides for continuation of health benefits for Mr. O’Donnell and his covered dependents for a period of 18-months or through the date Mr. O’Donnell commences employment with a new employer. Mr. O’Donnell and his covered dependents will be entitled to continued participation in the Company’s health plan at his sole expense until the earliest to occur of (i) the date Mr. O’Donnell reaches age 65, or with respect to a covered dependent, the date such covered dependent reaches age 65, (ii) the date Mr. O’Donnell becomes eligible for coverage under another employer’s health plan, and (iii) the date Mr. O’Donnell breaches any term of the Restated Employment Agreement.

The foregoing description of the Restated Employment Agreement is qualified in its entirety to the full text of the Restated Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In conjunction with his appointment, the Company has determined to award Mr. O’Donnell a special performance equity award on July 1, 2013, immediately following the effectiveness of the Restated Employment Agreement. The special equity award will have a grant date market value equal to $2,500,000. A portion of the special equity award, with a grant date market value equal to $1,875,000 (or 75% of the award), will be comprised of shares of restricted stock granted under the Company’s 2001 Stock Incentive Plan and subject to the terms and conditions of the applicable award agreement, with such shares to be subject to pro-rata vesting over four years from the date of grant, provided Mr. O’Donnell remains continuously employed by the Company on each such vesting date. A portion of the special equity award, with a target value of $625,000 (or 25% of the award) (assumes target performance and calculated consistent with the Company’s methodologies for restricted stock grants made pursuant to the Company’s 2010 Performance-Based Equity Incentive Plan) will consist of restricted stock granted under the Company’s 2010 Performance-Based Equity Incentive Plan and subject to the terms and conditions of the applicable award agreement, which restricted stock will vest in four equal tranches, each consisting of one-fourth of the total number of shares subject to the award. Each tranche will vest based on the satisfaction of both performance- and service- based vesting conditions. With respect to each tranche, only shares for which the performance-based vesting condition is satisfied will vest based upon satisfaction of the service-based vesting condition. The performance-based vesting condition will be subject to the same total shareholder return hurdles as the performance shares granted to Mr. O’Donnell and the Company’s other Named Executive Officers (as defined in the Proxy Statement) in conjunction with the Company’s 2013 annual grant cycle as described in more detail in the Proxy Statement and incorporated herein by reference. The service-based vesting condition will be satisfied with respect to the first and second tranches following completion of the second year in the performance-period, and with respect to the third and fourth tranche following the completion of the full four-year performance-period.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Transition and Services Agreement of Neill A. Currie

On May 15, 2013 the Company announced in a press release that it entered into a Transition and Services Agreement (the “Transition Agreement”) with Neill A. Currie, presently the Chief Executive Officer and a director of the Company. The Transition Agreement provides that Mr. Currie will resign from such roles effective July 1, 2013 and will remain an employee of the Company through February 22, 2014, or the date of an earlier termination of employment (the “Separation Date”), in accordance with the terms and conditions of his further amended and restated employment agreement with the Company dated February 19, 2009, as amended January 8, 2010, February 19, 2013 and April 5, 2013 (the “Employment Agreement”), as modified by the Transition Agreement. Until the Separation Date, Mr. Currie will continue to receive all payments and benefits set forth in the Employment Agreement.

In connection with his departure, as contemplated by the Transition Agreement, Mr. Currie will be entitled to the separation payments and benefits as provided in Section 8(g) of the Employment Agreement. In addition Mr. Currie will be entitled to (i) reimbursement for reasonable costs incurred in connection with repatriating to the United States as well as use of the Company’s personal tax services for the preparation of his 2014 tax return, and (ii) continued participation in the Company’s health plan at Mr. Currie’s sole expense until the earliest to occur of (x) the date Mr. Currie reaches age 65, or with respect to a covered dependent, the date such covered dependent reaches age 65, (y) the date Mr. Currie becomes eligible for coverage under another employer’s health plan, and (z) the date Mr. Currie breaches any term of the Employment Agreement or Transition Agreement.

Each of the payments and benefits Mr. Currie is entitled to receive in connection with his departure is subject to his continued compliance with the non-competition and non-interference covenants set forth in the Employment Agreement. Furthermore, the payments and benefits are contingent upon the execution of a mutual release of claims upon execution of the Transition Agreement and a second “bring-down” release of claims to be effective no earlier than the Separation Date. The payments and benefits as contemplated by the Transition Agreement (other than certain accrued obligations) will be forfeited entirely upon the occurrence of a termination of Mr. Currie’s employment by the Company for Cause (as defined in the Transition Agreement) or by Mr. Currie without Good Reason (as defined in the Transition Agreement), in either case prior to the Separation Date.

The foregoing description of the Transition Agreement is qualified in its entirety to the full text of the Transition Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Further Amended and Restated Employment Agreement by and between RenaissanceRe Holdings Ltd. and Kevin J. O’Donnell

10.2	Transition and Services Agreement by and between RenaissanceRe Holdings Ltd. and Neill A. Currie

99.1	Press release, dated May 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2013	RENAISSANCERE HOLDINGS LTD.

	By:	/s/ Stephen H. Weinstein
	Name:	Stephen H. Weinstein
	Title:	SVP, General Counsel & Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Further Amended and Restated Employment Agreement by and between RenaissanceRe Holdings Ltd. and Kevin J. O’Donnell

10.2	Transition and Services Agreement by and between RenaissanceRe Holdings Ltd. and Neill A. Currie

99.1	Press release, dated May 15, 2013